UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)
AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)
AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Retail Proxy Voting Information
Merger Funds
Proxy statements were mailed on or about January 28, 2011, to shareholders of record as of the close of business on January 14, 2011 for the Invesco Retail Funds. The purpose of the proxy statements, among other things, is to approve an agreement and plan of reorganization. The proxy statement contains disclosure information about the proposal for which votes have been solicited. You can also access your Fund’s proxy statement, common questions regarding your Fund’s proposal, annual report, and semi-annual report by clicking on the fund name listed below.
The Shareholder Meeting was held on April 14, 2011, as scheduled and adjourned until May 11, 2011, and further adjourned until June 30, 2011 at 3:00 p.m. Central Time in order to solicit additional votes. The reconvened meeting will be held at the same location.
Although the shareholder meeting has been adjourned until June 30, 2011, you still have time to vote your fund’s shares. You can also access your Fund’s proxy statement, common questions regarding your Fund’s proposal, annual report, and semi-annual report by clicking on the fund name listed below.
Related Links
•	Closed-end Proxy Voting Information

•	Final merger ratios for merging Invesco Equity and Balanced Funds (PDF) (5/23/11)

•	Distributions update for merging Invesco funds (PDF) (5/19/11)

•	Update on Remaining Consolidation Proposals for Invesco Funds (PDF) (5/12/11)

•	Final merger ratios for merging Invesco Variable Insurance Funds (PDF) (5/2/11)

•	Distributions Update for Merging Invesco Variable Insurance Funds (PDF) (4/27/11)

•	Update Regarding Consolidation Proposals for Invesco Funds (PDF) (4/15/22)

•	Distributions Payment Update for Invesco Funds (PDF) (4/14/11)

•	Shareholders Approve V.I. and Asset Allocation Fund Consolidations (PDF) (4/1/11)

•	Invesco Product Line Reorganization (PDF) (1/19/11)

Target Fund	CUSIP	Symbol	Acquiring Fund	CUSIP	Symbol

Please select a fund using the button above.
How to vote
You may cast your vote by any of the following methods. However you choose to vote, it is important that you vote now to save the expense of additional solicitations.

By Internet	You may vote your shares at www.proxy-direct.com unless your shares are held through a broker, in which case you may vote your shares at www.proxyvote.com.

Enter the control number listed on the proxy card you received in the mail and follow the instructions on the web site.

By Mail	Complete and sign the proxy card and return it in the postage-paid envelope provided in the shareholder mailing.

By Telephone	Call toll-free 1.800.337.3503 to vote for the Invesco Retail Funds. Enter the control number listed on the proxy card and follow the recorded instructions.

In Person	The shareholder meeting for the Invesco Retail Funds will be held on June 30, 2011.

Please notify Invesco at 1.800.952.3502 if you plan to attend the meeting.
If you have any questions...
If you have questions on the proxy statement or the voting process, please contact your financial consultant or call Invesco toll-free at 1.800.959.4246 any business day between 7:00 a.m. and 6:00 p.m. CT.
If we have not received your proxy card after a reasonable amount of time, a representative from our proxy solicitation firm, Computershare Fund Services, may contact you to remind you to exercise your right to vote.
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NOT FDIC INSURED | MAY LOSE VALUE | NO BANK GUARANTEE
Before investing, investors should carefully read the prospectus and/or summary prospectus and carefully consider the investment objectives, risks, charges and expenses. For this and more complete information about the fund(s), investors should ask their advisers for a prospectus/summary prospectus.
All data provided by Invesco unless otherwise noted.
Invesco Distributors, Inc. is a U.S. distributor for retail mutual funds, exchange-traded funds, institutional money market funds and unit investment trusts. Van Kampen Funds Inc. is a sponsor of unit investment trusts. Both entities are wholly owned, indirect subsidiaries of Invesco Ltd.
Invesco Distributors, Inc. 06/2011
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